UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

ONCOGENEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1522 217th Place S.E. Bothell, Washington	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 487-9500

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 29, 2014, OncoGenex Pharmaceuticals, Inc. (the “Company”) held its 2014 Annual Meeting at which the Company’s stockholders (i) elected the six directors identified in the table below to the Board of Directors of the Company to serve until the Company’s next annual meeting of stockholders or until their successors are duly elected and qualified, (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, (iii) approved an amendment to the Company’s 2010 Performance Incentive Plan to increase the total shares of common stock available for issuance under the 2010 Performance Incentive Plan from 2,050,000 to 2,800,000 and (iv) approved, by a non-binding advisory vote, a resolution approving the compensation paid by the Company to its named executive officers. Set forth below are the final voting tallies for the Company’s 2014 Annual Meeting:

Proposal: Election of Directors	For	Withheld	Broker Non-Vote
Neil Clendeninn	5,777,020	121,466	4,840,620
Scott Cormack	5,831,694	66,792	4,840,620
Jack Goldstein	5,785,168	113,318	4,840,620
Martin Mattingly	5,789,321	109,165	4,840,620
Stewart Parker	5,828,617	69,869	4,840,620
David Smith	5,827,967	70,519	4,840,620

Proposal:	For	Against	Abstain	Broker Non-Vote
Ratification of independent auditor	10,648,536	70,680	19,890	0
Amendment to 2010 Performance Incentive Plan	4,815,251	1,022,425	60,810	4,840,620
Approval of named executive officer compensation	5,582,171	247,913	68,402	4,840,620

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.

Date: June 2, 2014	/s/ Susan Wyrick
Susan Wyrick
Vice President, Finance
(Principal Accounting Officer)